Exhibit 99.2
Capital Senior Living Corporation
Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise. 2
Investment Highlights Value leader in providing quality seniors housing and care at reasonable pricesIndustry enjoys favorable demographic and supply/demand trendsSubstantially all private pay and need-driven business with strong cash flow generationImproving occupancy and revenue growthExecuting on accretive growth initiatives through acquisitions and conversions to higher levels of careSolid Balance Sheet 3
Company Overview Capital Senior Living operates 85 communities in geographically concentrated regions with the capacity to serve 12,000 residents CA. 408 AR. 173 AZ. 189 CT. 178 FL. 226 IA. 122 IL. 650 IN. 1,475 KS. 169 LA. 136 MI. 346 MN. 173 MO. 348 MS. 143 NC. 593 SC. 614 NE. 599 NJ. 98 NY. 387 OH. 1,537 OK. 143 TX. 3,046 VA. 153 4
Resident Demographics at CSU Communities Average age of resident: 85 yearsAverage age of resident moving in: 82 yearsAverage stay period: 2-3 yearsPercent of female residents: 80%Resident turnover is primarily attributed to death or need for higher care 5
The Capital Advantage: Senior Living Options Average 121 units per IL community with large common areas and amenitiesSupportive services, wellness programs, social, recreational, and educational eventsAverage monthly rate of $2,380100% private payAverage length of resident stay is 34 months Independent Living - 58% of Resident Capacity 6
The Capital Advantage: Senior Living Options Average 59 units per AL community 70% of communities offer AL units Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,670 Substantially all private pay Average length of resident stay is 26 months Assisted Living - 36% of Resident Capacity 7

The Capital Advantage: Favorable Demographics

- U.S. population 75+ years old is estimated to grow by 3.5 million from 2009 through 2015
  - Only 1.3 million units serving a population of 18.9 million seniors
  - Current 6.9% penetration rate implies demand growth of 40,000 units per year

U.S. Seniors Population Trends (75+ years old)


25.0
20.0
15.0
10.0
5.0
0.0
(Population in millions)
18.9
22.4
2009
2015

Implied demand growth of 40,000 units per year

Source: NIC Investment Guide 2010 and U.S. Census Bureau

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The Capital Advantage: Favorable Supply - Demand Trends Source: Seniors NIC MAP100 Trends 9 (CHART)

The Capital Advantage: Competitive Strengths

- Value leader in geographically concentrated regions
- Experienced on-site, regional, and corporate management
- Larger company economies of scale and proprietary systems that yield operating efficiencies in highly fragmented industry
- Strong institutional relationships (debt and equity)
- Solid reputation in industry and 95% resident satisfaction
- Employer of choice
- Solid balance sheet
- Strong Board of Directors



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The Capital Advantage: Strategy

- Focus on our core strengths
- Maximize the cash flow generated by our communities and our operations
- Enhance geographic concentration and maximize competitive strengths within each of our markets
- Increase levels of care through conversions to AL or MC units and acquisition of communities with levels of care
- Employ technology to enhance marketing, operations and care
- Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators
- Attract and retain the best talent in the senior living industry

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2012 Business Plan Focused on operations, marketing and growth to enhance shareholder value through:Organic growthProactive expense managementAccretive acquisitions and conversionsUtilization of technology 12
2012 Business Plan : Organic Growth Increase average rentsEach 3% increase generates $8.5M of revenueImprove occupanciesEach 1% generates $3M of revenue, $2M of EBITDAR and $0.05 per share of CFFOConvert units to higher levels of care Incremental $6M of revenue and $3.6M of EBITDARCash flow enhancing renovations and refurbishmentsInternet marketing and web-site enhancementsImplement software programs to optimize care plans and levels of care charges 13
Operating Performance 14 14 Improving Occupancy Trends Same Store Communities Financial Occupancy 110 bps occupancy growth since Q2 11
Operating Performance 15 15 Revenue and EBITDAR growth
2012 Business Plan : External Growth Strategic acquisitions of primarily AL communities to enhance geographic concentrations geographic concentrations geographic concentrations (in millions) - Economics from $90.4 million of recently completed acquisitions 16
Income Statement: Q4 11 Comparison Income Statement: Q4 11 Comparison As adjusted in press releases (in millions, except per share) 17
Balance Sheet Balance Sheet Balance Sheet As of December 31, 2011 (in millions) 18

Investment Highlights

- ***Favorable demographics*** and ***attractive industry fundamentals***
- ***Value leader*** in geographically concentrated regions
- ***Experienced management team*** with demonstrated ability to operate, acquire and create value
- Substantially all private pay with ***minimal federal regulation***
- ***Accretive acquisitions*** in highly fragmented industry
- ***Conversions to higher levels of care*** with significant revenue and cash flow growth
- ***Strong cash flow generation***
- ***Solid Balance Sheet***



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Capital Senior Living Corporation